EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2021

MINNEAPOLIS, July 08, 2021 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2021.

Third quarter fiscal 2021 highlights include (with growth rates compared to third quarter of fiscal 2020, except as otherwise noted):

  Consolidated net sales increased 58.2% to a record $15,419,000, up 3.5% over third quarter of fiscal 2019
  ZERUST® industrial net sales increased 61.4% to a record $10,101,000, up 22.5% over third quarter of fiscal 2019
  NTIC China net sales increased 30.7% to $4,037,000
  ZERUST® oil and gas net sales increased 141.0% to $1,024,000
  Natur-Tec® net sales increased 27.3% to $3,040,000
  Joint venture operating income increased 114.6% to $3,623,000
  Net income attributable to NTIC increased to $2,054,000, compared to a net loss of $(965,000)
  Net income per diluted share attributable to NTIC increased to $0.21, compared to a net loss of $(0.11) per share
  Consolidated balance sheet at May 31, 2021, was strong with no debt and total cash and cash equivalents and available for sale securities of $11,006,000

“Sales for the fiscal 2021 third quarter accelerated past second quarter levels and set a new record as momentum continued to build across our global product categories. Consolidated sales increased 58.2% year-over-year, and were up 20.6% from the second quarter, while sales at NTIC’s joint ventures increased 10.0% from the fiscal 2021 second quarter and are up 70.2% year-over-year,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

“Throughout the COVID-19 pandemic, we maintained our operations, staffing levels and services to our customers, while investing in new product development and pursuing new sales opportunities. This kept us ready to benefit from the significant current resurgence in industrial production.”

“ZERUST® oil and gas sales for the quarter were also strong as a result of improving market dynamics. Furthermore, the American Petroleum Institute (“API”) released its technical report detailing how Vapor Corrosion Inhibitor (“VCI”) based technologies, like the ones offered by ZERUST® oil and gas, can provide effective corrosion protection for the bottoms of above ground storage tanks. We believe this API technical report validates our technology and will help NTIC’s long-term sales growth efforts within the oil and gas market.”

“Natur-Tec sales continue to recover and were at the highest sales levels in over 12 months as large users of compostable plastics began re-opening their facilities after prolonged COVID-19 shutdowns. We anticipate that demand for our Natur-Tec compostable solutions will continue to increase further as the pace of re-openings accelerates. Trends across our markets are encouraging, and we expect to see continued year-over-year sales and earnings growth during the fourth quarter of fiscal 2021,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 58.2% to $15,419,000 during the three months ended May 31, 2021, compared to $9,745,000 for the three months ended May 31, 2020. The year-over-year increase in consolidated sales was primarily due to sales growth across all the Company’s product categories as a result of higher global demand and the recovery from the COVID-19 pandemic. For the nine months ended May 31, 2021, consolidated net sales increased 9.0% to $40,981,000, compared to $37,610,000 for the same period last fiscal year.

The following tables set forth NTIC’s net sales by product category for the three and nine months ended May 31, 2021 and May 31, 2020, by segment:

	Three Months Ended
	May 31, 2021	% of Net Sales	May 31, 2020	% of Net Sales	% Change
ZERUST® industrial net sales	$10,100,638	65.5%	$6,258,348	64.2%	61.4%
ZERUST® joint venture net sales	1,253,920	8.1%	673,752	6.9%	86.1%
ZERUST® oil & gas net sales	1,023,657	6.6%	424,681	4.4%	141.0%
Total ZERUST® net sales	$12,378,215	80.3%	$7,356,781	75.5%	68.3%
Total Natur-Tec® net sales	3,040,309	19.7%	2,388,042	24.5%	27.3%
Total net sales	$15,418,524	100.0%	$9,744,823	100.0%	58.2%

	Nine Months Ended
	May 31, 2021	% of Net Sales	May 31, 2020	% of Net Sales	% Change
ZERUST® industrial net sales	$28,574,297	69.7%	$22,804,975	60.6%	25.3%
ZERUST® joint venture net sales	2,361,165	5.8%	1,504,997	4.0%	56.9%
ZERUST® oil & gas net sales	1,947,420	4.8%	2,012,543	5.4%	(3.2)%
Total ZERUST® net sales	$32,882,882	80.2%	$26,322,515	70.0%	24.9%
Total Natur-Tec® net sales	8,097,636	19.8%	11,287,491	30.0%	(28.3)%
Total net sales	$40,980,518	100.0%	$37,610,006	100.0%	9.0%

NTIC’s joint venture operating income increased 114.6% to $3,623,000 during the three months ended May 31, 2021, compared to joint venture operating income of $1,688,000 during the three months ended May 31, 2020. This increase was primarily attributable to a corresponding improvement in total net sales of the joint ventures, as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which increased 70.2% to $31,960,000 during the three months ended May 31, 2021, compared to $18,782,000 for the three months ended May 31, 2020. Year-to-date, NTIC’s joint venture operating income increased 46.1% to $10,168,000, compared to joint venture operating income of $6,958,000 during the nine months ended May 31, 2020. Net sales of NTIC’s joint ventures increased 28.1% to $87,795,000 during the nine months ended May 31, 2021, compared to $68,532,000 for the nine months ended May 31, 2020.

Operating expenses, as a percent of net sales, for the third quarter of fiscal 2021 were 40.9%, compared to 58.0% for the same period last fiscal year. This improvement in operating leverage was due to higher third quarter sales, and NTIC’s continued focus on controlling operating expenses. Year-to-date, operating expenses, as a percent of net sales, were 44.1%, compared to 47.9% for the same period last fiscal year.

The Company reported net income attributable to NTIC for the third quarter of fiscal 2021 of $2,054,000, or $0.21 per diluted share, compared to a net loss of $(965,000), or ($0.11) per diluted share for the same period last fiscal year. For the nine months ended May 31, 2021, net income attributable to NTIC increased to $4,629,000, or $0.47 per diluted share, from $427,000, or $0.05 per diluted share for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $29,676,000 at May 31, 2021, including $5,881,000 in cash and cash equivalents and $5,125,000 in available for sale securities, compared to $27,105,000 of working capital at August 31, 2020, including $6,403,000 in cash and cash equivalents and $5,545,000 in available for sale securities.

At May 31, 2021, the Company had $26,938,000 of investments in joint ventures, of which over $14,773,000, or 54.8%, is cash, with the remaining balance primarily invested in other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal 2021 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or https://ntic.gcs-web.com/events-presentations where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 1250369.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 40 years and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations that the API technical report will help NTIC’s long-term sales growth efforts within the oil and gas market, demand for NTIC’s Natur-Tec compostable solutions will continue to increase as the pace of re-openings accelerates, and that it will continue to see higher year-over-year sales and earnings growth throughout the remainder of fiscal 2021 and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the ability of NTIC to continue to pay dividends; the effect of economic uncertainty and trade disputes; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of the United Kingdom’s exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2020 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2021 (UNAUDITED)
AND AUGUST 31, 2020 (AUDITED)

	May 31, 2021	August 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,880,923	$6,403,032
Available for sale securities	5,125,052	5,544,722
Receivables:
Trade, excluding joint ventures, less allowance for doubtful accounts
of $120,000 at May 31, 2021 and $90,000 at August 31, 2020	11,165,605	8,072,212
Trade, joint ventures	1,040,049	475,900
Fees for services provided to joint ventures	1,427,240	927,286
Income taxes	247,895	19,907
Inventories	11,306,598	10,961,796
Prepaid expenses	1,035,046	797,495
Total current assets	37,228,408	33,202,350

PROPERTY AND EQUIPMENT, NET	7,177,012	7,110,789

OTHER ASSETS:
Investments in joint ventures	26,937,857	24,090,826
Deferred income taxes	223,739	209,729
Patents and trademarks, net	746,305	802,006
Operating lease right of use asset	486,854	658,788
Total other assets	28,394,755	25,761,349
Total assets	$72,800,175	$66,074,488

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,103,932	$3,205,241
Income taxes payable	166,574	310,922
Accrued liabilities:
Payroll and related benefits	2,295,421	1,314,978
Other	873,280	880,118
Current portion of operating lease	113,688	386,345
Total current liabilities	7,552,895	6,097,604
LONG-TERM LIABILITIES:
Operating lease, less current portion	373,166	272,443
Total long-term liabilities	373,166	272,443

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of
May 31, 2021 and August 31, 2020; issued and outstanding 9,109,861 and 9,099,990, respectively	182,197	182,000
Additional paid-in capital	17,992,518	17,415,043
Retained earnings	45,917,757	42,472,810
Accumulated other comprehensive loss	(2,717,935)	(3,410,438)
Stockholders’ equity	61,374,537	56,659,415
Non-controlling interests	3,499,577	3,045,026
Total equity	64,874,114	59,704,441
Total liabilities and equity	$72,800,175	$66,074,488

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2021 AND 2020

	Three Months Ended May 31,		Nine Months Ended May 31,
	2021	2020	2021	2020
NET SALES:
Net sales, excluding joint ventures	$14,164,604	$9,071,072	$38,619,353	$36,105,009
Net sales, to joint ventures	1,253,920	673,751	2,361,165	1,504,997
Total net sales	15,418,524	9,744,823	40,980,518	37,610,006
Cost of goods sold	10,152,582	6,499,102	26,997,582	24,991,487
Gross profit	5,265,942	3,245,721	13,982,936	12,618,519

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	2,033,536	811,787	5,779,260	3,466,581
Fees for services provided to joint ventures	1,589,621	876,706	4,388,866	3,491,244
Total joint venture operations	3,623,157	1,688,493	10,168,126	6,957,825

OPERATING EXPENSES:
Selling expenses	3,171,657	2,487,396	8,745,433	8,484,928
General and administrative expenses	2,072,195	2,213,552	6,125,151	6,608,352
Research and development expenses	1,066,493	950,127	3,217,410	2,918,163
Total operating expenses	6,310,345	5,651,075	18,087,994	18,011,443

OPERATING INCOME (LOSS)	2,578,754	(716,861)	6,063,068	1,564,901

INTEREST INCOME (EXPENSE)	7,632	(73,378)	85,191	15,881

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	2,586,386	(790,239)	6,148,259	1,580,782

INCOME TAX EXPENSE	276,338	142,285	929,588	869,945

NET INCOME (LOSS)	2,310,048	(932,524)	5,218,671	710,837

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	256,132	32,697	589,781	283,674

NET INCOME (LOSS) ATTRIBUTABLE TO NTIC	$2,053,916	$(965,221)	$4,628,890	$427,163

NET INCOME (LOSS) ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.23	$(0.11)	$0.51	$0.05
Diluted	$0.21	$(0.11)	$0.47	$0.05

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,109,861	9,099,990	9,107,243	9,096,981
Diluted	9,972,000	9,099,990	9,829,052	9,312,914
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.065	$0.00	$0.13	$0.13

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600